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                                                             EXHIBIT NO. 99.4(D)
                                                   Investment Advisory Agreement

                                   APPENDIX A

                            FUNDS AND EFFECTIVE DATES

FUND                                                         EFFECTIVE DATE
----                                                         --------------
MFS Government Mortgage Fund                                 January 1, 2002
MFS Emerging Markets Equity Fund                             January 1, 2002
MFS New Endeavor Fund                                        January 1, 2002
MFS International Growth Fund                                January 1, 2002
MFS International Value Fund                                 January 1, 2002
MFS Strategic Value Fund                                     January 1, 2002
MFS Emerging Markets Debt Fund                               January 1, 2002
MFS Fundamental Growth Fund                                  January 1, 2002
MFS Gemini U.K. Fund                                         January 1, 2002
MFS Global Value Fund                                        January 1, 2002
MFS International Core Equity Fund                           January 1, 2002
MFS Conservative Allocation Fund                             June 28, 2002
MFS Moderate Allocation Fund                                 June 28, 2002
MFS Growth Allocation Fund                                   June 28, 2002
MFS Aggressive Growth Allocation Fund                        June 28, 2002
MFS International Diversification Fund                       September 30, 2004

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                                   APPENDIX B

                           COMPENSATION TO THE ADVISER

The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                                         RATE
----                                                         ----
MFS Government Mortgage Fund                                 0.45%

MFS Emerging Markets Equity Fund                             1.25%

MFS New Endeavor Fund                                        0.75%

MFS International Growth Fund                                0.975% of the first $500 million
                                                             0.925%of the amount in excess of $500 million

MFS International Value Fund                                 0.975% of the first $500 million
                                                             0.925% of the amount in excess of $500 million

MFS Strategic Value Fund                                     0.75%

MFS Emerging Markets Debt Fund                               0.75%

MFS Fundamental Growth Fund                                  0.75%

MFS Gemini U.K. Fund                                         1.00%

MFS Global Value Fund                                        1.00%

MFS International Core Equity Fund                           1.00%

MFS Conservative Allocation Fund                             0.00%

MFS Moderate Allocation Fund                                 0.00%

MFS Growth Allocation Fund                                   0.00%

MFS Aggressive Growth Allocation Fund                        0.00%

MFS International Diversification Fund                       0.00%